Exhibit 99

Investor Relations – Stephen D. Blum (480) 754-5040

Corporate Affairs – Cindy Demers (480) 754-4090

The Dial Corporation 2003 Annual Meeting of Stockholders

Scottsdale, Ariz., May 21, 2003 – The Dial Corporation (NYSE:DL) will host a one-hour conference call and web cast of their 2003 Annual Meeting of Stockholders at 1:00 p.m. EDT on Thursday, June 5, 2003. Access to the conference call and web cast is open to the press and the general public in a listen-only mode. To access the conference call, please dial 877-323-2092 and enter passcode T423574D. The web cast is available by accessing http://investor.info.dialcorp.com/webcasts.cfm.

Replay Information

If you are unable to participate in the conference call or web cast, a replay will be available starting at 4:00 p.m. EDT on Thursday, June 5, 2003 through Thursday, June 12, 2003. To access the conference call replay, please dial 877-677-0845 and enter pin number 3574.

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